Exhibit 10.23

SEVERANCE PAYMENT AGREEMENT

                This Severance Agreement is entered into as of June 30, 2006 between Internet Brands, Inc., (the “Company”) and Chuck Hoover (the “Employee”).

                WHEREAS, Employee is a senior executive of the Company in the capacity of Senior Vice President, Marketing;

                WHEREAS, Company entered into a Severance Payment Agreement with Employee dated January 30, 2002 and desires to replace such agreement with this Agreement to recognize Employee’s continued contribution to the growth and stability of the Company and provide an additional incentive for Employee to remain at the Company;

                NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

                1. Severance Payment. If Employee is terminated without Cause, as defined in paragraph 2 below, the Company will make a lump sum payment to Employee on the termination date equal to nine months of Employee’s base salary plus 75% of Employee’s maximum annual cash bonus target. In addition, Employee shall receive nine months of continued health, dental and life insurance benefits on the same premium copayment terms as Employee had while employed at the Company. Notwithstanding the foregoing sentence, if Employee retains alternative employment during the nine month severance period and the new employer offers such benefits, Employee’s health, dental and/or life insurance benefits shall terminate on the date that such benefits commence at the new employer.

                2. Cause. For purposes of paragraph 1 above, “Cause” shall be defined as (i) termination for any act of personal dishonesty taken by Employee in connection with Employee’s responsibilities to the Company after repeated written warnings, (ii) a felony conviction, (iii) termination due to a willful act that constitutes misconduct and is injurious to the Company after repeated written warnings;, or (iv) gross negligence, recklessness, or willful misconduct or malfeasance in the performance by Employee of his duties after repeated written warnings.

                3. Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

                IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the date first above written.

INTERNET BRANDS, INC.

By:	/s/ ROBERT N. BRISCO
Robert N. Brisco
Chief Executive Officer

EMPLOYEE:

By:	/s/ CHUCK HOOVER
Chuck Hoover